Exhibit 99.8


                       NEGATIVE COVENANT AND DECLARATION


                                       by


                            TRI-COLUMBUS ASSOCIATES

                              having an address at

                            c/o Shearman & Sterling
                              599 Lexington Avenue
                         New York, New York 10022-6030

                                  as Declarant

                                       to

                       SHELBOURNE MANAGEMENT COMPANY, LLC

                              having an address at

                     c/o NorthStar Capital Investment Corp.
                         527 Madison Avenue, 16th Floor
                            New York, New York 10022

                                 as Beneficiary

                     Street Addresses: 8355 Highfield Drive
                               Westerville, Ohio

                                County: Delaware

                          Dated as of February -, 2002

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                             Record and Return to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                        Attention: Randall H. Doud, Esq.


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                       NEGATIVE COVENANT AND DECLARATION

          THIS NEGATIVE COVENANT AND DECLARATION, dated as of March __, 2002 (this "Declaration"), is made by TRI-COLUMBUS ASSOCIATES, a Delaware general partnership ("Declarant"), having its principal office at c/o Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6030, to SHELBOURNE MANAGEMENT COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, "Beneficiary"), having an address at c/o NorthStar Capital Investment Corp., 527 Madison Avenue, 16th Floor, New York, New York 10022.

                                    RECITALS

          WHEREAS, pursuant to that certain Joint Venture Agreement of Tri-Columbus Associates, dated as of September 15, 1988, by and between High Equity Partners L.P. -Series 88, a Delaware limited partnership, as predecessor by merger to Shelbourne Properties III, L.P., a Delaware limited partnership ("Shelbourne III"), IR Columbus Corp., a Delaware corporation, and, and High Equity Partners L.P. -Series 86, a Delaware limited partnership, as predecessor by merger to Shelbourne Properties II, L.P., a Delaware limited partnership ("Shelbourne II"), Declarant was formed, and Declarant owns certain real property commonly known as Tri-Columbus-Volvo, located at 8355 Highfield Drive, Westerville, Ohio which is more particularly described on Exhibit A (the "Property");

          WHEREAS, Shelbourne III has acquired the interest of IR Columbus Corp. in Tri-Columbus Associates;

          WHEREAS, Shelbourne III and Shelbourne II are the sole beneficial owners of Declarant;

          WHEREAS, Beneficiary is the holder of (i) that certain Secured Promissory Note, dated as of February 14, 2002 (the "Shelbourne III Note"), made by Shelbourne III in favor of Beneficiary and (ii) that certain Secured Promissory Note, dated as of February 14, 2002 (the "Shelbourne II Note", and together with the Shelbourne III Note, the "Notes"), made by Shelbourne II in favor of Beneficiary;

          WHEREAS, as security for the respective obligations of Shelbourne III and Shelbourne II under the Notes and as a condition for Beneficiary's entering into the transaction evidenced by the Notes, Declarant has agreed to deliver this Declaration to Beneficiary; and

          WHEREAS, the foregoing recitals are intended to be an integral part of this Declaration.

          NOW THEREFORE, in consideration of Ten Dollars ($10.00) paid in hand, the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Declarant hereby declares as follows:


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          Until the indebtedness and obligations evidenced by the Notes are indefeasibly satisfied and paid in full, Declarant hereby covenants and agrees as follows:

          1. No Transfer. Other than Permitted Real Property Liens (as hereinafter defined), without the prior written consent of Beneficiary, Declarant will not sell, assign, transfer, pledge or otherwise dispose of or encumber any of its rights in or to the Property or any legal or beneficial interest therein, directly or indirectly or cause or permit the sale, assignment, transfer, pledge, mortgage or other disposition of or encumbrance of the Property.

          2. Other Financing. Declarant shall not file, or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, mortgage, deed of trust or like instrument, other than Permitted Real Property Liens, with respect to the Property in which Beneficiary is not named as the sole secured party, mortgagee or beneficiary.

          3. Taxes; Compliance. Declarant shall (a) pay or cause to be paid when due all Taxes, assessments and governmental charges levied or assessed or imposed upon or with respect to the Property or its sale or other disposition and (b) comply with or cause to be complied with all applicable laws relating to the Property.

          4. Ownership and Defense of the Property. Declarant shall at all times have good title to and be the sole owner of its respective Property free of all liens other than (i) any lien in favor of the Beneficiary for the benefit of the Beneficiary to secure the mortgages, pledges and assignments to the Beneficiary of, the continuing security interest of the Beneficiary in, and the continuing lien of the Beneficiary upon the Property; (ii) any lien in favor of third parties granted or caused to be granted by the Beneficiary; and (iii) Permitted Real Property Liens.

          5. Definitions. The following terms shall have the following meanings for the purposes of this Declaration:

          "Lien" means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, proxy, right of any third party, easement, encroachment or encumbrance.

          "Permitted Real Property Liens" means

     (a) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on Declarant's books;

     (b) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;




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     (c)  judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (d) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

     (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on Declarant's books; and

     (f) any Liens in existence as of the date hereof and which would be shown on a title commitment prepared by a nationally recognized title insurance company.


          6. This Declaration is intended to be an encumbrance on the Property, to run with the Land and to be binding against Declarant and its successors and assigns and to benefit Beneficiary and its successors and assigns.

          7. This Declaration shall be governed by the laws of the State of Washington, without regard to choice of law rules.

          8. The provisions of this Declaration are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Declaration.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]









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          IN WITNESS WHEREOF, Declarant has entered into this Declaration on the date first written above.

                                  DECLARANT:

                                  TRI-COLUMBUS ASSOCIATES, a Delaware general partnership

                                  By: SHELBOURNE PROPERTIES III, L.P., a general
                                      partner

                                        By:  SHELBOURNE PROPERTIES III GP, INC.,
                                             as General Partner

                                                By:
                                                    ---------------------------
                                                     Name:
                                                     Title:

                                  By: SHELBOURNE PROPERTIES II, L.P., a general
                                      partner

                                        By: SHELBOURNE PROPERTIES II GP, LLC, as
                                            General Partner

                                        By: SHELBOURNE PROPERTIES II, INC., as
                                            Sole Member

                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

Witness:
        -------------------------------

Witness:
        -------------------------------




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STATE OF________)
                )ss.
COUNTY OF_______)

          On this __day of _____________, 2002, before me, a Notary Public in and for said County and State, personally appeared _______________, the individual(s) named in the foregoing instrument as the _______________ of Shelbourne Properties II, Inc., the sole member of Shelbourne Properties II GP, LLC, the general partner(s) of Shelbourne Properties II, L.P., the Delaware limited partnership, a partner of Tri-Columbus Associates, the general partnership which executed the foregoing instrument, and acknowledged that he/she/they did signed the foregoing instrument as such sole members of the general partner(s) and that such signing is the free act and deed of said ___________________ for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                          ----------------------------
                                 Notary Public



[Notary Seal]                           My commission expires:


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STATE OF _______)
                )ss.
COUNTY OF ______)

          On this ___ day of __________, 2002, before me, a Notary Public in and for said County, and State, personally appeared ________________, the individual(s) named in the foregoing instrument as the __________________ of Shelbourne Properties, III GP, Inc., the general partner of Shelbourne Properties II, L.P., the Delaware limited partnership, a partner of Tri-Columbus Associates, the general partnership which executed the foregoing instrument, and acknowledged that he/she/they did signed the foregoing instrument as such sole members of the general partner(s) and that such signing is the free act and deed of said ________________ for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                           ----------------------------
                                 Notary Public


[Notary Seal]                        My commission expires:


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                                   EXHIBIT A

                              Property Description
                              --------------------



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